SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 28, 2005

	Registrant, State of Incorporation, Address of	I.R.S. Employer
Commission File	Principal Executive Offices and Telephone	Identification
Number	Number	Number

1-08788	SIERRA PACIFIC RESOURCES	88-0198358
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

2-28348	NEVADA POWER COMPANY	88-0420104
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 367-5000

0-00508	SIERRA PACIFIC POWER COMPANY	88-0044418
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Sierra Pacific Resources/Nevada Power Company/Sierra Pacific Power Company
Section 5—Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Appointment of Principal Officers
(a)	Not required

(b)	Not required

(c)	Not required

(d)	On November 28, 2005, Sierra Pacific Resources announced that Donald D. Snyder has been elected to its board of directors, effective immediately. Mr. Snyder also joins the boards of Sierra Pacific Resources’ two utility subsidiaries, Sierra Pacific Power Company and Nevada Power Company. Mr. Snyder’s term as a Sierra Pacific Resources’ director will run until Sierra Pacific Resource’s 2006 annual meeting. A copy of the press release is filed herewith as Exhibit 99.1.
Sierra Pacific Resources/Nevada Power Company
Section 8—Other Events
Item 8.01 Other Events
On November 29, 2005, Sierra Pacific Resources (“SPR”) and Nevada Power Company (“NPC”) entered into a settlement agreement with Morgan Stanley Capital Group Inc. (“MSCG”) that resolves the ongoing litigation in the United States District Court, District of Nevada against MSCG related to various power supply contracts that were terminated by MSCG in April 2002, for which MSCG was seeking an aggregate of $25.3 million of termination payments from NPC, and also resolves related Federal Energy Regulatory Commission (FERC) proceedings insofar as they pertain to MSCG. The terms of the settlement agreement provide that NPC will pay $17.5 million to MSCG and that the parties will dismiss the litigation concerning the terminated power contracts and related FERC proceedings.
Section 9—Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
          99.1 Press release dated November 28, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: November 28, 2005	By:	/s/ John E. Brown
John E. Brown
Controller

Nevada Power Company (Registrant)
Date: November 28, 2005	By:	/s/ John E. Brown
John E. Brown
Controller

Sierra Pacific Power Company (Registrant)
Date: November 28, 2005	By:	/s/ John E. Brown
John E. Brown
Controller